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                                                                    Exhibit 99.2
                                                                    ------------

                         NOTICE OF GUARANTEED DELIVERY

                                 in Respect of
               10% Senior Subordinated Notes due 2004, Series C
                                      of

                       NATIONAL EQUIPMENT SERVICES, INC.

              Pursuant to the Prospectus dated             , 1999

                 The Exchange Agent for the Exchange Offer is:
                         HARRIS TRUST AND SAVINGS BANK
                            (the "Exchange Agent")
                     c/o HARRIS TRUST COMPANY OF NEW YORK

         By Mail:                By Facsimile         By Overnight Courier or
   Wall Street Station          Transmission:                  Hand:
      P.O. Box 1010             (for Eligible            Wall Street Plaza
 New York, NY 10268-1010      Institutions Only)        88 Pine Street, 19th
   Attn: Reorganization    (212) 701-7636(212) 701-            Floor
          Dept.                      7637                New York, NY 10005
                                                        Attn: Reorganization
                                                               Dept.

                   For Information Telephone (call collect):
                                (212) 701-7624

  Delivery of this Notice of Guaranteed Delivery to an address, or transmission via facsimile to a number, other than as set forth above will not constitute valid delivery.

  As set forth in the Prospectus dated             , 1999 (as it may be
supplemented and amended from time to time, the "Prospectus") of National Equipment Services, Inc. (the "Company") under the caption "The Exchange Offer--Procedures for Tendering Outstanding Notes--Guaranteed Delivery," and in the Instructions to the related Letter of Transmittal (the "Letter of Transmittal"), this form, or one substantially equivalent hereto, or an Agent's Message relating to the guaranteed delivery procedures, must be used to accept the Company's offer (the "Exchange Offer") to exchange any and all of its outstanding 10% Senior Subordinated Notes due 2004, Series C (the "Notes"), for new 10% Senior Subordinated Notes due 2004, Series D (the "Exchange Notes"), if time will not permit the Letter of Transmittal, certificates representing such Notes and other required documents to reach the Exchange Agent, or the procedures for book-entry transfer cannot be completed, on or prior to the Expiration Date (as defined).

  This form must be delivered by an Eligible Institution (as defined) by mail or hand delivery or transmitted via facsimile to the Exchange Agent as set forth above. If a signature on the Letter of Transmittal is required to be guaranteed by a Medallion Signature Guarantor under the instructions thereto, such signature guarantee must appear in the applicable space provided in the Letter of Transmittal. This form is not to be used to guarantee signatures.

  Questions and requests for assistance and requests for additional copies of the Prospectus may be directed to the Exchange Agent at the address above. Holders may also contact their broker, dealer, commercial bank, trust company, or other nominee for assistance concerning the Exchange Offer.


   THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW
 YORK CITY TIME, ON           , 1999, UNLESS EXTENDED ("THE EXPIRATION
 DATE").


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Ladies and Gentlemen:

  The undersigned hereby tender(s) to the Company, upon the terms and subject to the conditions set forth in the Prospectus and the related Letter of Transmittal (receipt of which is hereby acknowledged), the principal amount of the Notes specified below pursuant to the guaranteed delivery procedures set forth in the Prospectus under "The Exchange Offer--Procedures for Tendering Outstanding Notes--Guaranteed Delivery" and in Instruction 2 to the Letter of Transmittal. The undersigned hereby authorizes the Exchange Agent to deliver this Notice of Guaranteed Delivery to the Company with respect to the Notes tendered pursuant to the Exchange Offer.

  The undersigned understands that Notes will be exchanged only after timely receipt by the Exchange Agent of (i) such Notes, or a Book-Entry Confirmation, and (ii) a Letter of Transmittal (or a manually signed facsimile thereof), including by means of an Agent's Message, of the transfer of such Notes into the Exchange Agent's account at the Book-Entry Transfer Facility, with respect to such Notes, properly completed and duly executed, with any signature guarantees and any other documents required by the Letter of Transmittal within three New York Stock Exchange, Inc. trading days after the execution hereof. The undersigned also understands that the method of delivery of this Notice of Guaranteed Delivery and any other required documents to the Exchange Agent is at the election and sole risk of the holder, and the delivery will be deemed made only when actually received by the Exchange Agent.

  The undersigned understands that tenders of Notes will be accepted only in principal amounts equal to $1,000 or integral multiples thereof. The undersigned also understands that tenders of Notes may be withdrawn at any time prior to the Expiration Date.

  All authority conferred or agreed to be conferred by this Notice of Guaranteed Delivery shall not be affected by, and shall survive, the death or incapacity of the undersigned, and every obligation of the undersigned under this Notice of Guaranteed Delivery shall be binding upon the heirs, executors, administrators, trustees in bankruptcy, personal and legal representatives, successors and assigns of the undersigned.

  All capitalized terms used herein but not defined herein shall have the meanings ascribed to them in the Prospectus.

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                           PLEASE SIGN AND COMPLETE


 Signature(s) of Registered Holder(s)
 or
 Authorized Signatory: _______________   Date: _______________________________


 -------------------------------------   Address: ____________________________


 -------------------------------------   -------------------------------------


 Name(s) of Registered Holder(s): ____   Area Code and Telephone No. _________


 -------------------------------------   If Notes will be delivered by book-
                                         entry transfer, check book-entry
                                         transfer facility below:

 -------------------------------------


 Principal Amount of Notes Tendered: _   [_] The Depository Trust Company


 -------------------------------------   Depository

                                         Account No. _________________________
 Certificate No.(s) of Notes
 (if available) ______________________



   This Notice of Guaranteed Delivery must be signed by the holder(s) exactly as their name(s) appear(s) on certificate(s) for Notes or on a security position listing as the owner of Notes, or by person(s) authorized to become Holder(s) by endorsements and documents transmitted with this Notice of Guaranteed Delivery without alteration, enlargement or any change whatsoever. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must provide the following information.

                     Please print name(s) and address(es)

 Name(s): ____________________________________________________________________

 -----------------------------------------------------------------------------

 Capacity: ___________________________________________________________________

 Address(es): ________________________________________________________________

 -----------------------------------------------------------------------------

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  DO NOT SEND NOTES WITH THIS FORM. NOTES SHOULD BE SENT TO THE EXCHANGE AGENT
TOGETHER WITH A PROPERLY COMPLETED AND DULY EXECUTED LETTER OF TRANSMITTAL.

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                                   GUARANTEE

                   (NOT TO BE USED FOR SIGNATURE GUARANTEE)

   The undersigned, a member of the Securities Transfer Agents Medallion Program, the Stock Exchange Medallion Program or the New York Stock Exchange, Inc. Medallion Signature Program (each, an "Eligible Institution"), hereby (i) represents that the above-named persons are deemed to own the Notes tendered hereby within the meaning of Rule 14e-4 promulgated under the Securities Exchange Act of 1934, as amended ("Rule 14e-4"), (ii) represents that such tender of Notes complies with Rule 14e-4 and (iii) guarantees that the Notes tendered hereby are in proper form for transfer (pursuant to the procedures set forth in the Prospectus under "The Exchange Offer--Procedures for Tendering Outstanding Notes--Guaranteed Delivery"), and that the Exchange Agent will receive (a) such Notes, or a Book-Entry Confirmation of the transfer of such Notes into the Exchange Agent's account at the Book-Entry Transfer Facility and (b) a properly completed and duly executed Letter of Transmittal or facsimile thereof (or Agent's message) with any required signature guarantees and any other documents required by the Letter of Transmittal within three New York Stock Exchange, Inc. trading days after the date of execution hereof.

   The Eligible Institution that completes this form must communicate the guarantee to the Exchange Agent and must deliver the Letter of Transmittal and Notes to the Exchange Agent within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

 Name of Firm: _______________________________________________________________

 Authorized Signature: _______________________________________________________

 Title: ______________________________________________________________________

 Address: ____________________________________________________________________

 -----------------------------------------------------------------------------
                                                            (Zip Code)

 Area Code and Telephone Number: _____________________________________________

 Dated: _______________________________


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